Exhibit 2(c)


                     STATE STREET RESEARCH FINANCIAL TRUST


                         Amendment No. 2 to the By-Laws


       Section 6.1 of Article 6 of the By-Laws of State Street Research Financial Trust is hereby amended in its entirety to read as follows:


          "6.1 General. The fiscal year of the Trust or any Sub-Trust shall be fixed by resolution of the Trustees. The Trust and any Sub-Trusts may have different fiscal years."

Effective as of:

[               , 1998]                          By:
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